Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$207,472	$192,129	$705,046	$636,399
Cost of operations	72,895	69,475	266,654	247,311
Sales and marketing	41,328	40,129	145,962	138,025
General and administrative	23,397	24,183	91,141	91,580
Depreciation and amortization	7,721	7,418	30,792	30,521
Interest income	938	15	2,545	51
Interest expense	7,066	5,099	24,496	23,123
Loss on convertible notes	—	—	—	2,058
Gain on investments	—	—	—	139
Other expense	—	—	1,712	4,100

Income before income tax provision	56,003	45,840	146,834	99,871
Income tax provision	19,815	18,379	55,530	35,847

Net income	$36,188	$27,461	$91,304	$64,024

Net income per common share:
Basic	$0.95	$0.75	$2.41	$1.75

Diluted	$0.73	$0.60	$1.97	$1.48

Weighted-average shares outstanding used in computing income per common share:
Basic	38,006	36,583	37,854	36,600

Diluted	55,211	51,338	54,179	52,653

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
Advertising and sponsorship
Biopharma and medical device	$132,166	$119,528	$428,519	$371,220
OTC, CPG and other	38,847	38,758	132,754	127,805

	171,013	158,286	561,273	499,025
Health services	28,803	27,218	113,937	110,441
Information services	7,656	6,625	29,836	26,933

	$207,472	$192,129	$705,046	$636,399

Net income	$36,188	$27,461	$91,304	$64,024

Interest, taxes, non-cash and other items (a)
Interest income	(938)	(15)	(2,545)	(51)
Interest expense	7,066	5,099	24,496	23,123
Income tax provision	19,815	18,379	55,530	35,847
Depreciation and amortization	7,721	7,418	30,792	30,521
Non-cash stock-based compensation	8,291	9,012	29,329	33,743
Loss on convertible notes	—	—	—	2,058
Gain on investments	—	—	—	(139)
Other expense	—	—	1,712	4,100

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (b)	$78,143	$67,354	$230,618	$193,226

(a)	Reconciliation of net income to Adjusted EBITDA.
(b)	See Annex A-Explanation of Non-GAAP Financial Measures.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2016	2015
	(unaudited)
Assets
Cash and cash equivalents	$492,424	$641,165
Accounts receivable, net	179,454	174,313
Investments	498,500	—
Prepaid expenses and other current assets	15,294	18,998

Total current assets	1,185,672	834,476

Property and equipment, net	83,296	81,027
Goodwill	202,980	202,980
Intangible assets, net	7,774	10,894
Deferred tax assets, net	14,544	15,694
Other assets	6,920	10,852

Total Assets	$1,501,186	$1,155,923

Liabilities and Stockholders’ Equity
Accrued expenses	$78,597	$80,664
Deferred revenue	105,310	102,715
2.25% convertible notes due 2016, net	—	102,523

Total current liabilities	183,907	285,902

2.50% convertible notes due 2018, net	398,066	396,281
1.50% convertible notes due 2020, net	295,432	294,266
2.625% convertible notes due 2023, net	351,190	—
Other long-term liabilities	28,731	23,246

Stockholders’ equity	243,860	156,228

Total Liabilities and Stockholders’ Equity	$1,501,186	$1,155,923

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income	$91,304	$64,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,792	30,521
Non-cash interest, net	3,906	4,172
Non-cash stock-based compensation	29,329	33,743
Deferred income taxes	1,083	(7,713)
Loss on convertible notes	—	2,058
Gain on investments	—	(139)
Changes in operating assets and liabilities:
Accounts receivable	(5,141)	(37,507)
Prepaid expenses and other, net	4,039	(4,132)
Accrued expenses and other long-term liabilities	3,246	9,606
Deferred revenue	2,595	12,930

Net cash provided by operating activities	161,153	107,563

Cash flows from investing activities:
Purchases of property and equipment	(29,785)	(48,372)
Purchases of investments	(1,446,410)	—
Maturity of investments	948,078	139
Partial redemption of cost-method investment	2,599	—

Net cash used in investing activities	(525,518)	(48,233)

Cash flows from financing activities:
Proceeds from exercise of stock options	65,309	21,939
Cash used for withholding taxes due on stock-based awards	(17,599)	(6,438)
Net proceeds from issuance of convertible notes	350,394	—
Maturity of convertible notes	(102,682)	(151,038)
Repurchase of shares through tender offers	(110,413)	—
Purchases of treasury stock	(23,643)	(28,406)
Excess tax benefit on stock-based awards	54,258	39,002

Net cash provided by (used in) financing activities	215,624	(124,941)

Net decrease in cash and cash equivalents	(148,741)	(65,611)
Cash and cash equivalents at beginning of period	641,165	706,776

Cash and cash equivalents at end of period	$492,424	$641,165

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Numerator:
Net income – Basic	$36,188	$27,461	$91,304	$64,024
Interest expense on 1.50% convertible notes, net of tax	878	864	3,513	3,456
Interest expense on 2.50% convertible notes, net of tax	1,827	1,797	7,307	7,189
Interest expense on 2.25% convertible notes, net of tax	—	449	457	3,460
Interest expense on 2.625% convertible notes, net of tax	1,676	—	3,911	—

Net income – Diluted	$40,569	$30,571	$106,492	$78,129

Denominator:
Weighted-average shares – Basic	38,006	36,583	37,854	36,600
Stock options and restricted stock	1,158	1,427	1,658	1,412
1.50% convertible notes	5,699	5,694	5,695	5,694
2.50% convertible notes	6,210	6,205	6,206	6,205
2.25% convertible notes	—	1,429	353	2,742
2.625% convertible notes	4,138	—	2,413	—

Adjusted weighted-average shares after assumed conversions – Diluted	55,211	51,338	54,179	52,653

Net income per common share:
Basic	$0.95	$0.75	$2.41	$1.75

Diluted	$0.73	$0.60	$1.97	$1.48